EX-99.10(B)

Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Condensed Financial Information" and "Experts" and to the use of our report dated March 25, 2002 for TIAA-CREF Life Separate Account VA-1 included in this Registration Statement on Form N-4 (No. 333-61761) of TIAA-CREF Life Separate Account VA-1.

We also consent to the use of our report on TIAA-CREF Life Insurance Company ("TIAA-CREF Life") dated February 14, 2002 included in this Registration Statement. Such report expresses our opinion that TIAA-CREF Life's statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA-CREF Life at December 31, 2001 and December 31, 2000, respectively, and the results of its operations and cash flows for each of the three years ended December 31, 2001 in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

                                                   /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP

New York, New York
March 26, 2002